UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2014

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

	420 Saw Mill River Road, Ardsley, NY (Address of principal executive offices)	10502 (Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14al-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other	Events

On June 16, 2014, Acorda Therapeutics, Inc. (the “Company”) issued a press release announcing its intention to offer, subject to market and other conditions, $300 million principal amount of convertible senior notes due 2021 (the “Notes”) pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on June 16, 2014. The Company also intends to grant the underwriter an option to purchase up to an additional $45 million principal amount of Notes to cover over-allotments, if any. The Company intends to use the net proceeds from the offering for general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products and technologies. J.P. Morgan Securities LLC is acting as the sole book-running manager for the Notes offering.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 16, 2014	Acorda Therapeutics, Inc.

/s/ Michael Rogers
Name: Michael Rogers Title: Chief Financial Officer